Exhibit 99.3

Execution Version

THIRD AMENDMENT AND WAIVER

TO CREDIT AGREEMENT

This THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of October     , 2008 (this “Third Amendment”) to the Credit Agreement referred to below, by and among NEWTEK SMALL BUSINESS FINANCE INC., a [New York corporation] (“Borrower”), the other Credit Parties signatory hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware Corporation (“Lender”).

WITNESSETH

WHEREAS, Borrower, the other Credit Parties signatory thereto and Lender are parties to that certain Credit Agreement, dated as of August 31, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower and Lender have agreed to amend certain provisions of the Credit Agreement, in the manner and on the terms and conditions provided for herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1)	Definitions. Capitalized terms not otherwise defined herein (including in the Recitals above) shall have the meaning ascribed to them in the Credit Agreement or Annex A thereto, as each has been amended as of the date hereof.

2)	Establishment of a Floating Reserve

a)	Lender hereby establishes an additional reserve (the “Floating Reserve”) with respect to the Borrowing Base. The Floating Reserve shall be calculated as an amount equal to 25% (twenty five percent) of the amount of Past Due Amounts aged 31-60 days.

b)	From and after the effective date of this Third Amendment, the calculation of the Borrowing Base shall be made including the Floating Reserve, as well as the SBA Guaranty Reserve, the General Shortfall Reserve, and such other Reserves as Lender may establish from time to time.

3)	Annex F is amended by adding at the end of section (d) thereof, a new sentence as follows: “Borrower shall deliver to Lender on the 3rd day of each month a report showing the amount of receivables ineligible for inclusion in Borrowing Base as of the 30th day of the prior month; and shall deliver on the 19th day of each month, a report showing the amount of receivables ineligible for inclusion in Borrowing Base as of the 16th day of that month.”

4)	Annex A is amended by adding thereto the following additional definitions:

a)	“Capital Base” means, the sum of shareholder equity as shown on Borrower’s then current balance sheet calculated in accordance with GAAP, plus the amount of preferred shares issued by Borrower and then outstanding, plus the amount of Subordinated Debt shown on Borrower’s then current balance sheet, calculated in accordance with GAAP.

b)	“NSBF Retained Balance” means, the sum of all SBA 7(a) Note Receivables owned by the Borrower.”

c)	“Past Due Amount” means the amount equal to the sum of all SBA 7(a) Note Receivables owned by the Borrower with respect to which any payment of interest, principal, or any other amount then due has been outstanding and unpaid as of the relevant date.

5)	Annex G is amended by deleting Section (e) “Minimum Net Worth” as set forth therein, and inserting the following:

“(e)	Minimum Capital Base. Commencing with the Fiscal Month ending on September 30, 2008, Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Month, a Capital Base (including all Subordinated Debt) at least equal to or greater than $14,589,000.”

6)	Annex E is amended by striking sections (a)-(d) thereof and amending and restating subsections (a)-(d) as follows as of the Third Amendment Effective Date:

(a)

Monthly Financials. Within thirty (30) days after the end of each Fiscal Month, financial information regarding each of Intermediate Parent and its subsidiaries, and Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a monthly basis, (B) a certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(b)

Quarterly Financials. Within forty five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding each of Intermediate Parent and its Subsidiaries, and Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal

Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Lender, within forty five (45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(c)

Operating Plan. As soon as available, but not later than thirty (30) days prior to the end of each Fiscal Year, an annual operating plan for Borrower on a consolidated and consolidating basis, approved by the Board of Directors of Borrower, for the following Fiscal Year, that (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows and a monthly budget for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)

Annual Audited Financials. Within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for each of Intermediate Parent and its Subsidiaries, and Borrower and its Subsidiaries on a consolidated and consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Lender. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

7)	Section 1.5 of the Credit Agreement is amended and restated as follows, as of the Third Amendment Effective Date:

“(a) Borrower shall pay interest to Lender in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum.

“As of the Third Amendment Effective Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.75%

Applicable Revolver LIBOR Margin	3.00%

“Provided, however, that as of January 1, 2009, and for each successive calendar quarter thereafter, the Applicable Margins shall increase by 25 basis points each quarter. For example, as of the calendar quarter beginning on January 1, 2009, the Applicable Margins as of Third Amendment Effective Date as set forth immediately above shall be increased by 25 basis points each, and the Applicable Margins would then be:

Applicable Revolver Index Margin	1.00%

Applicable Revolver LIBOR Margin	3.25%”

8)	Representations and Warranties. To induce Lender to enter into this Amendment, Borrower and the other Credit Parties make the following representations and warranties to Lender:

a)	The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) by the Credit Parties: (i) are within each such Credit Party’s organizational power; (ii) have been duly authorized by all necessary or proper organizational and shareholder action; (iii) do not contravene any provision of any Credit Party’s charter or bylaws or other constituent documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party is a party or by which any Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of any Credit Party other than those in favor of Lender, pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority (other than the SBA) or any other Person.

b)	This Amendment has been duly executed and delivered by or on behalf of Borrower and each other applicable Credit Party.

c)	Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each other applicable Credit Party enforceable against Borrower and each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

d)	Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

e)

No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any other Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges Borrower’s or, to the extent applicable, any other Credit Party’s right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

f)	After giving effect to this Amendment, the representations and warranties of Borrower and the other Credit Parties contained in the Amended Credit Agreement and each other Loan Document are true and correct on and as of the Third Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty that is expressly made only as of a specified date need be true only as of such date.

9)	Remedies. This Amendment shall constitute a Loan Document. The breach by Borrower or any other Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

10)	No Other Amendments, Consents or Waivers. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed an amendment or waiver of, or consent with respect to any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

11)	Continuation of Obligations and Liens. Borrower and each other Credit Party hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, if applicable, its guaranty obligations thereunder, (b) that such guaranty shall apply to all Obligations as specified in the Guaranty, (c) the grant of the security interest in substantially all of its assets pursuant to the Loan Documents, and (d) that such liens and security interests created and granted are valid and continuing and secure all of the Obligations.

12)	Outstanding Indebtedness; Waiver of Claims. Borrower and each other Credit Party hereby acknowledges and agrees that the aggregate outstanding principal amount of the Revolving Loan as of October 2008 is $ and is payable pursuant to the Credit Agreement, as modified hereby, without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges Lender and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Lender which relates, directly or indirectly, to any acts or omissions of Lender or any other Indemnified Person on or prior to the Third Amendment Effective Date.

13)	Fees and Expenses. Borrower and the other Credit Parties hereby reconfirm their respective obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Lender for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

14)	Effectiveness. This Amendment shall become effective as of October , 2008 (the “Third Amendment Effective Date”) only upon satisfaction in full in the judgment of Lender of each of the following conditions:

a)	Amendment. Lender shall have received four (4) original copies of this Amendment duly executed and delivered by Lender and Borrower and acknowledged and agreed to by each other Credit Party.

b)	Representations and Warranties. The representations and warranties of or on behalf of Borrower and the other Credit Parties in this Amendment shall be true and correct on and as of the Second Amendment Effective Date.

c)	Payment of Fees and Expenses. Borrower shall have paid to Lender all costs, fees and expenses which are owing in connection with this Amendment and the other Loan Documents and due to Lender (including, without limitation, reasonable legal fees and expenses referenced in Section 22).

d)	Prepayment of Revolving Loans. Borrower shall have prepaid all Revolving Loans in an amount in excess of the Borrowing Availability after giving effect to this Amendment.

e)	SBA Approval. Lender shall have received prior written consent of the SBA for this Amendment, or Borrower shall have shown to Lender’s satisfaction that no SBA consent is required.

15)	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16)	Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER:

NEWTEK SMALL BUSINESS FINANCE, INC.

By:
Name:
Title:

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:	Its Designated Representative